JOINDER AND REAFFIRMATION AGREEMENT

THIS JOINDER AND REAFFIRMATION AGREEMENT (the "Joinder Agreement"), dated as of June 18, 2008, is made by and among the parties set forth in the column marked "Additional Buyer" in Schedule A attached hereto (the "Additional Buyers"), Comanche Clean Energy Corporation, a Cayman Islands exempted company with limited liability, with headquarters located c/o Maples and Calder, Ugland House, Grand Cayman KY1-1104 Cayman Islands (the "Company"), Comanche Participações do Brasil Ltda., a Brazilian limited liability company ("Participações"), Comanche Biocombustíveis de Canitar Ltda., a Brazilian limited liability company ("Canitar"), Comanche Biocombustíveis de Santa Anita Ltda., a Brazilian limited liability company ("Santa Anita"), Comanche Biocombustíveis de Bahia Ltda., a Brazilian limited liability company ("Bahia"), Comanche Operações e Participações Societárias Ltda., a Brazilian limited liability company ("Operações"), Comanche Bioenergia do Maranhão Ltda., a Brazilian limited liability company ("Maranhão" and, together with the Company, Participações, Canitar, Santa Anita, Bahia and Operações, the "Comanche Parties"), and the Buyers as described in the Securities Purchase Agreement (attached hereto as Schedule B, the "Securities Purchase Agreement"), by and among the Comanche Parties and the Buyers named therein.

WHEREAS:

A. The Comanche Parties and the Buyers have entered into that certain Securities Purchase Agreement. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Securities Purchase Agreement.

B. The Company has agreed to issue to each Additional Buyer Transaction Securities in the respective amounts set forth in column 3 of Schedule A (the "Additional Buyer Transaction Securities") in exchange for the Convertible Notes and warrants and/or cash and/or Bridge Notes in the respective amounts set forth in column 2 of Schedule A (the "Additional Buyer Existing Securities"). As a necessary condition to such exchange, each Additional Buyer has agreed to enter into and be bound by certain terms and conditions of the Securities Purchase Agreement.

C. The exchange of the Additional Buyer Existing Securities for the Additional Buyer Transaction Securities is being made in reliance upon the exemption from registration provided by Section 4(2) of the 1933 Act.

NOW, THEREFORE, the Comanche Parties, each Additional Buyer and the Buyers, in each case, severally and not jointly with all other Additional Buyers and the Buyers, hereby agree as follows:

Section 1. The Comanche Parties, each Additional Buyer and the Buyers hereby acknowledge, agree and confirm that, by their execution of this Joinder Agreement, each Additional Buyer will be deemed to be a party to the Securities Purchase Agreement and a "Buyer" for all purposes of Sections 2, 3, 4, 5 and 9 of the Securities Purchase Agreement and in the Transaction Securities issued to such Additional Buyer, and shall have all of the obligations of a Buyer thereunder as if it had executed the Securities Purchase Agreement. Except as set

forth expressly herein, the Additional Buyers assume and agree to be bound by and comply with, all of the terms, provisions and conditions contained in Sections 2, 3, 4, 5 and 9 of the Securities Purchase Agreement, and in the Transaction Notes, the Transaction Warrants and the Registration Rights Agreement, as fully and completely as all other Buyers thereunder, severally and not jointly with all other Buyers and with all other Additional Buyers, including without limitation (i) all of the representations, warranties, covenants, undertakings and obligations set forth in the Securities Purchase Agreement other than in Section 2(a) therein, and (ii) all waivers set forth in the Securities Purchase Agreement.

Section 2. To induce the Company to issue the Transaction Securities contemplated hereby, each Additional Buyer, severally and not jointly with all other Additional Buyers (a) restates and renews each and every representation and warranty set forth in the Securities Purchase Agreement (with the exception of Section 2(a) therein), and (b) further represents and warrants, severally and not jointly, that each Additional Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D of the 1933 Act.

Section 3. Each Additional Buyer, severally and not jointly with all other Additional Buyers, hereby agrees that Schedule A accurately reflects the securities to be surrendered by such Additional Buyer to the Company in exchange for the Transaction Securities indicated next to the same Additional Buyer's name in column 3 of the same schedule. Each Additional Buyer agrees to so surrender the relevant securities and to take delivery of the Transaction Securities in exchange therefor; provided, that (a) the conditions precedent to the Buyers obligations set forth in Section 8 of the Securities Purchase Agreement shall have been satisfied or waived by the applicable parties, and the issue and sale of the Transaction Securities on the terms and conditions set forth in such Securities Purchase Agreement and in the amounts and for the consideration set forth in Schedule X-1 to the Securities Purchase Agreement shall occur prior to or simultaneous with such transfer and (b) such Additional Buyer shall have previously or simultaneously received executed copies of each of the Transaction Documents and each of the other agreements and instruments to which they are or will be parties on or before the Closing Date in connection with the transactions contemplated by the Securities Purchase Agreement.

Section 4. The Company hereby agrees to issue the Transaction Securities indicated next to the same Additional Buyer's name in column 3 of Schedule A upon the surrender of the certificates indicated therein, and upon such surrender, to pay accrued interest in respect of the certificates so surrendered; provided, that (a) the conditions precedent to the Company's obligations set forth in Section 7 of the Securities Purchase Agreement shall have been satisfied or waived by the applicable parties, and the issue and sale of the Transaction Securities on the terms and conditions set forth in such Securities Purchase Agreement shall occur prior to or simultaneous with such transfer and (b) the Company shall have previously or simultaneously received executed copies of each of the Transaction Documents and each of the other agreements and instruments to which such Additional Buyer is or will be a party on or before the Closing Date in connection with the transactions contemplated by the Securities Purchase Agreement.

Section 5. For the purposes of Rule 144 under the 1933 Act, the Company acknowledges that the holding period of the Additional Transaction Securities being issued hereunder to each Additional Buyer may be tacked onto the holding period of such Additional Buyer's Additional Buyer Existing Securities; provided, that, no cash has been tendered to the

Company by such Additional Buyer in consideration of the Additional Buyer Transaction Securities received. The Company agrees not to take a position contrary to this Section 5.

Section 6. The Company, the Buyers and the Additional Buyers confirm and agree that the Additional Buyers shall have the right to surrender all of the securities set forth in column 2 Schedule A indicated next to such Additional Buyer's in exchange for the Transaction Securities set forth in column 3 of the same schedule and Schedule A shall in no event be amended to provide for a decrease in the amount of such securities that are exchangeable by any Additional Buyer or that would be received as consideration therefor without the written consent of the Additional Buyer so affected.

Section 7. Upon the issuance of the Transaction Securities to each such Additional Buyer as contemplated herein, the information on the Exhibits and Schedules to the Securities Purchase Agreement will be deemed amended to provide the information shown on the attached Schedules A.

Section 8. The Company represents and warrants, and it shall be a condition precedent to the effectiveness of this Joinder Agreement, that (i) the Securities Purchase Agreement attached as Schedule B is a true correct and complete copy and, other than this Joinder Agreement, has not been amended, supplemented or otherwise modified; (ii) the transactions contemplated by the Transaction Documents are being consummated only in accordance with the Securities Purchase Agreement as attached on Schedule B of this Joinder; (iii) the Company does not have nor is it a party to any agreement or arrangement or understanding that would result in any amendment, supplement or modification, change or waiver to the Securities Purchase Agreement or other Transaction Documents; and (iv) the Company has not agreed to issue any additional Notes, Ordinary Shares or Warrants in connection with the Transaction Documents other than pursuant to this Joinder Agreement and the Securities Purchase Agreement.

Section 9. The obligations of each Additional Buyer under this Joinder Agreement and/or any Transaction Document are several and not joint with the obligations of any other Additional Buyer or any other Buyer, and no Additional Buyer shall be responsible in any way for the performance of the obligations of any other Additional Buyer under this Joinder or any other Buyer under the Securities Purchase Agreement or any Transaction Document. Each Additional Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Joinder, the Securities Purchase Agreement, the Registration Rights Agreement and such Person's Transaction Securities, and, with respect to holders of Transaction Notes, the right of set-off under the Guaranty, and it shall not be necessary for any other Additional Buyer or any other Buyer to be joined as an additional party in any proceeding for such purpose.

Section 10. Each Additional Buyer, in its capacity as a holder of Ordinary Shares of the Company, acknowledges that the Company will propose a shareholders meeting to amend its Articles of Association to add the provisions set forth in Exhibit P to the Securities Purchase Agreement, as contemplated in Section 4(i) of such agreement, and agrees to grant promptly, upon receipt of such notice of meeting and request for proxy, a proxy in respect of all the voting

rights attached to all Ordinary Shares it owns, in favor of such amendment for the purposes of such meeting.

<u>Section 11.</u> This Joinder Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

<u>Section 12.</u> Except as set forth expressly herein, all terms of the Transaction Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Comanche Parties to the Buyers. To the extent any terms and conditions in any of the Transaction Documents shall contradict or be in conflict with any terms or conditions of the Securities Purchase Agreement, after giving effect to this Joinder Agreement, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Securities Purchase Agreement as modified and amended hereby. In any event, this Joinder Agreement and the documents executed in connection herewith shall not, individually or collectively, constitute a novation.

<u>Section 13.</u> To induce each Additional Buyer to enter into this Joinder Agreement, and to induce the Buyers to acknowledge and consent to this Joinder Agreement, the Comanche Parties hereby (a) restate and renew each and every representation and warranty heretofore made by them under, or in connection with the execution and delivery of, the Transaction Documents; (b) restate, ratify and reaffirm each and every term and condition set forth in the Securities Purchase Agreement.

<u>Section 14.</u> **This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.** Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, State of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Company hereby appoints Guzov Ofsink, LLC, 600 Madison Avenue, New York, New York 10022, as its agent for service of process in New York. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Comanche Parties, the Additional Buyers and the Buyers have caused this Joinder Agreement to be duly executed by its authorized officers for the benefit of the Additional Buyers as of the day and year first above written.

COMANCHE CLEAN ENERGY CORPORATION

By: ______________________________
Name: Alicia Noyola
Title: Vice Chairman and Secretary

IN WITNESS WHEREOF, each of the Comanche Parties, the Additional Buyers and the Buyers have caused this Joinder Agreement to be duly executed by its authorized officers for the benefit of the Additional Buyers as of the day and year first above written.

COMANCHE CLEAN ENERGY CORPORATION

By: ______________________________
Name: Alicia Noyola
Title: Vice Chairman and Secretary

COMANCHE PARTICIPAÇÕES DO BRASIL LTDA.

By: ______________________________
Name: Alicia Noyola
Title: Attorney-In-Fact

COMANCHE BIOCOMBUSTÍVEIS DE CANITAR LTDA.

By: ______________________________

Name: Alicia Noyola
Title: Attorney-In-Fact

COMANCHE BIOCOMBUSTÍVEIS DE SANTA ANITA LTDA.

By: ______________________________

Name: Alicia Noyola

Title: Attorney-In-Fact

COMANCHE BIOCOMBUSTÍVEIS DE BAHIA LTDA.

By: ______________________

Name: Alicia Noyola

Title: Attorney-In-Fact

COMANCHE OPERAÇÕES E PARTICIPAÇÕES SOCIETÁRIAS LTDA.

By: ______________________________
Name: Alicia Noyola
Title: Attorney-In-Fact

COMANCHE BIOENERGIA DO MARANHÃO LTDA.

By: ______________________________
Name: Alicia Noyola
Title: Attorney-In-Fact

DEEPHAVEN GROWTH OPPORTUNITIES SUBFUND TRADING LTD., by its Investment Manager, Deephaven Capital Management, LLC

By: ______________________________

Name: Scott M. Nelson

Title: Chief Operating Officer

GOLDMAN, SACHS & COMPANY

By: ______________________

Name:

Title:

David Goldburg

Managing Director

MHR CAPITAL PARTNERS MASTER ACCOUNT LP, by its General Partner, MHR Advisors LLC

By: ______________________

Name: Hal Goldstein

Title: Authorized Signatory

MHR CAPITAL PARTNERS (100) LP, by its General Partner,
MHR Advisors LLC

By: [signature]

Name: Hal Goldstein
Title: Authorized Signatory

MHR INSTITUTIONAL PARTNERS III LP, by its General Partner, MHR Institutional Advisors III LLC

By: [signature]

Name: Hal Goldstein
Title: Authorized Signatory

SANDELMAN PARTNERS MULTI-STRATEGY MASTER FUND, LTD., by its Investment Manager, Sandelman Partners

By: ______________________________

Name: MICHAEL PASCUTTI

Title: HEAD OF RELATIVE VALUE

UTILICO EMERGING MARKETS LIMITED, by its Investment Manager, Utilico

By: ______________________________

Name: CHARLES JILLINGS

Title: Executive Director

ALPINE CAPITAL (CAYMAN) MASTER FUND, LP, by its Investment Manager, Alpine Capital

By: ____________________
Name: Chet Ranawat
Title: President

WOLVERINE CONVERTIBLE ARBITRAGE FUND TRADING LTD., by its Investment Manager, Wolverine Asset Management

By: ______________________________
Name: ANDREW R SUTDAK
Title: MANAGING DIRECTOR, WOLVERINE ASSET MANAGEMENT

GPC LX LLC, by its Investment Manager, Wolverine Asset Management

By: [signature]

Name: ANDREW R SUDDAK

Title: MANAGING DIRECTOR, WOLVERINE ASSET MANAGEMENT

ARMSTRONG EQUITY PARTNERS, L.P.

By: [signature]
Name: BRADLEY C. SHOUP
Title: Chief Investment Officer

Joinder + Reaffirmation Agreement

GPC
~~GPS~~ LIX, LLC, by its Investment Manager, Whitebox Advisors

By: ______________________
Name: Jonathan Wood
Title: Director-COO

WHITEBOX HEDGED HIGH YIELD PARTNERS, LP by its Investment Manager, Whitebox Advisors

By: ______________________
Name: Jonathan Wood
Title: Director - COO

UBS AG, LONDON BRANCH

By: ______________________

Name: Andrew Dragoumis

Title: Managing Director

Stewart E. Morel
Executive Director
UBS Securities LLC

LUXOR CAPITAL PARTNERS, LP by its Investment Manager,
Luxor Capital Group, LP

By: ______________________
Name: **Norris Nissim**
Title: **General Counsel**

LUXOR CAPITAL PARTNERS OFFSHORE, LTD. by its Investment Manager, Luxor Capital Group, LP

By: ______________________

Name: **Norris Nissim**

Title: **General Counsel**

LCG SELECT LLC by its Investment Manager,
Luxor Capital Group, LP

By: ______________________
Name: **Norris Nissim**
Title: **General Counsel**

LCG SELECT OFFSHORE, LTD. by its Investment Manager,
Luxor Capital Group, LP

By: ______________________________
Name: **Norris Nissim**
Title: **General Counsel**

LUXOR SPECTRUM LLC by its Investment Manager, Luxor Capital Group, LP

By: ______________________

Name: **Norris Nissim**

Title: **General Counsel**

LUXOR SPECTRUM OFFSHORE, LTD. by its Investment Manager, Luxor Capital Group, LP

By: ______________________________

Name: Norris Nissim

Title: General Counsel

ATLAS MASTER FUND, LTD.

By: ______________________

Name: Scott Schroeder

Title: Authorized Signatory

MAPLE LEAF MACRO VOLATILITY MASTER FUND, by its Investment Manager, Maple Leaf Capital LLP.

By:
Name: KARA BAJN
Title: PORTFOLIO MANAGER

ARDSLEY PARTNERS RENEWABLE ENERGY FUND, L.P., by its Investment Manager, Ardsley Partners

By: [signature]
Name: Steve Napoli
Title: PARTNER

ARDSLEY RENEWABLE ENERGY OFFSHORE FUND, LTD.,
by its Investment Manager, Ardsley Partners

By: Steve Napoli
Name: Steve Napoli
Title: PARtner

HFR HE ARDSLEY MASTER TRUST, by its Investment Manager, Ardsley Partners

By: [signature]

Name: Steve Napoli

Title: PARTNER

THE GABELLI GLOBAL GOLD, NATURAL RESOURCES & INCOME TRUST, by its Investment Manager, Gabelli Funds, LLC

By: ______________________

Name: Agnes Mullady

Title: Treasurer

Schedule A

SCHEDULE OF EXCHANGE

CONVERT EXCHANGE

(1)	(2)			(3)	
	Consideration Received			New Securities Issued	
Additional Buyer	Aggregate Principal Amount Under Convertible Notes ($)	$5.30 Warrants	Cash	Notes	Equity (shs)
Deephaven Distressed Opportunities Trading Ltd.	$4,090,664	297,502	$1,368,509.20	$1,985,500	1,013,355
Goldman, Sachs & Company	$4,386,000			$2,129,000	691,738
MHR Capital Partners Master Account LP	$4,890,403	355,666	$1,636,063.60	$2,374,000	1,211,363
MHR Capital Partners (100) LP	$564,142	41,029	$188,733.40	$274,000	139,720
MHR Institutional Partners III LP	$7,500,000	545,455	$2,509,093.00	$3,640,500	1,857,808
Sandelman Partners Multi-Strategy Master Fund, Ltd.	$7,254,000	527,564	$2,426,794.40	$3,521,000	1,796,885
Utilico Emerging Markets Limited	$4,848,667			$2,353,500	764,719

(1)	(2)			(3)	
	Consideration Received			New Securities Issued	
Additional Buyer	Aggregate Principal Amount Under Convertible Notes ($)	$5.30 Warrants	Cash	Notes	Equity (shs)
Alpine Capital (Cayman) Master, LP	$181,000			$88,000	28,526
Wolverine Convertible Arbitrage Fund Trading Ltd.	$2,550,000			$1,238,000	402,144
GPC LX LLC	$200,000			$97,000	31,554
Armstrong Equity Management, LLC	$2,300,000	167,273	$769,455.80	$1,116,500	569,718

BRIDGE EXCHANGE

(1)	(2)	(3)				
	Consideration Received	New Securities Issued				
Additional Buyer	Aggregate Principal Amount Under Bridge Notes	Notes	Equity (shs)	Transaction Warrants		
				Series A	Series B	Series C
Deephaven Growth Opportunities Subfund Trading Ltd.	$1,500,000	$1,500,000	8,750	10,227	10,859	24,889
Goldman, Sachs & Company	$3,750,000	$3,750,000	21,875	25,568	27,148	62,223
MHR Capital Partners Master Account LP	$420,509	$252,500	28,330	2,867	3,044	6,977
MHR Capital Partners (100) LP	$50,584	$30,500	3,408	345	366	839
MHR Institutional Partners III LP	$4,028,907	$2,417,000	271,435	27,470	29,167	66,851
Utilico Emerging Markets Limited	$2,500,000	$1,500,000	168,429	17,045	18,098	41,482
GPC LIX, LLC	$609,000	$365,500	41,029	4,152	4,409	10,105
Whitebox Hedged High Yield Partners, LP	$4,641,000	$2,784,500	312,673	31,643	33,598	77,008

Schedule B

[Securities Purchase Agreement]